Exhibit 3.35

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

of

CIFC HOLDINGS III MEMBER LLC

THE UNDERSIGNED is executing this LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of October 13, 2015, for the purpose of forming, and does hereby form, a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Act”) and does hereby agree as follows:

1.                                   Name. The name of the Company shall be CIFC Holdings III Member LLC or such other name as the Member may from time to time hereafter designate.

2.                                   Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

3.                                   Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions which the Member deems necessary or advisable in connection with the foregoing.

4.                                   Offices.

(a)                              The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as the Member may designate from time to time.

(b)                              The registered office of the Company in the State of Delaware shall be located at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Member may from time to time change the registered agent or office by an amendment to the Certificate (as defined below).

5.                                   Member. CIFC Corp. (the “Member”) is the sole member of the Company.

6.                                   Term. The term of the Company shall commence on the date of filing of the certificate of formation of the Company (the “Certificate”) in accordance with the Act and shall continue until dissolved and its affairs are wound up in accordance with Section 12 of this Agreement.

7.                                   Management. The Member shall be authorized to make all decisions and to take all actions it determines necessary, advisable or desirable relating to the business, affairs, investments, and properties of the Company including, without limitation, the formation of or investment in, such subsidiary or affiliate companies of the Company as it determines advisable or desirable.

8.                                   Capital Contributions. The Member may make capital contributions to the Company from time to time, but shall not be required to make any capital contributions.

9.                                   Allocations; Distributions. Each item of income, gain, loss, deduction and credit of the Company shall be allocated 100% to the Member. Each distribution of cash or other property by the Company shall be made 100% to the Member. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

10.                            Assignment. The Member may assign in whole or in part its limited liability company interest in the Company.

11.                            Admission of Additional Members. The Member may admit additional members in its discretion.

12.                            Dissolution. The Company shall dissolve and its business and affairs shall be wound up upon the written consent of the Member or the entry of a decree of judicial dissolution under § 18-802 of the Act. Upon the dissolution of the Company, the affairs of the Company shall be liquidated forthwith. The assets of the Company shall be used first to pay or provide for the payment of all of the debts of the Company, with the balance being distributed to the Member.

13.                            Amendments. This Agreement may be amended, supplemented, waived or modified at any time and from time to time only by a written instrument executed by the Member.

14.                            Miscellaneous. The Member shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of law rules.

15.                            Authorization. Each of Steve Vaccaro, Oliver Wriedt, Julian Weldon and Rahul Agarwal and any other person designated by the Member, each acting individually, is hereby authorized and empowered, as an authorized person of the Company within the meaning of the Act, or otherwise (the Member hereby authorizing and ratifying any of the following actions):

(a) to execute and deliver and/or file (in the name and on behalf of the Company and/or in the name and on behalf of any other entity in which the Company is a direct or indirect member, general partner, limited partner, stockholder or other representative (any such entity, a “CIFC Entity”)) any agreement of the Company or of any CIFC Entity (including, without limitation, the limited partnership agreement or limited liability company agreement of any CIFC Entity), and any amendments, restatements and/or supplements thereof, the Certificate or the certificate of incorporation, certificate of formation, certificate of limited partnership or similar organizational documents of any CIFC Entity (and any amendments, restatements and/or supplements of any of the foregoing), any other certificates, notices, agreements and other documents (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company or any CIFC Entity to qualify to do business in a jurisdiction in which the Company or any CIFC Entity desires to do business; or

(b) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (in the name and on behalf of the Company and/or on the behalf of any CIFC Entity) (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of the Company’s or any CIFC Entity’s purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company and/or any CIFC Entity, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company and/or any CIFC Entity, and all checks, notes, drafts and other documents of the Company and/or any CIFC Entity that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Company and/or any CIFC Entity, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 15, each acting individually, shall be deemed to have been adopted by the Member, the Company or any CIFC Entity, as applicable, for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person in this Section 15 may be revoked at any time by the Member by an instrument in writing signed by the Member.

16.                            Authorized Person. William Golden is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. Upon the filing of the Certificate with the Secretary of State of Delaware, William Golden’s powers as an “authorized person” ceased, and each of the Member and Officers thereupon became an authorized person, within the meaning of the Act, to execute, deliver and file any certificates (and any amendments and/or restatements thereof), including such as may be necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

17.                            Officers. The Member may delegate its authority to act on behalf of the Company and to manage the business affairs of the Company to one or more officers of the Company appointed by the Member. The Member may from time to time create offices of the Company, designate the powers that may be exercised by such office, and appoint, authorize and empower any person as an officer of the Company (“Officer”) to direct such office. The Member may remove any Officer at any time and may create, empower and appoint such other Officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company. To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name of and on behalf of the Company. No such delegation shall cause the Member to cease to be a member. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no person other than the Member and such

Officers designated by the Member shall have any right, power, or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

18.                            Indemnification. To the fullest extent permitted by the Act, the Company shall indemnify any current or former director, authorized person, or officer of the Company and may, at the discretion of the Member, indemnify any current or former employee or agent of the Company against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the Company or by reason of the fact that he or she is or was serving, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

19.                            Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.

CIFC CORP., as sole member

By:	/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Person

[Signature Page to LLC Agreement — CIFC Holdings III Member LLC]